EXHIBIT 99.01


        Continucare Corporation Reports Financial Results for
                    Third Quarter of Fiscal 2006;
 Third Quarter Revenue Grew 26%; Income From Operations Increased 27%

    MIAMI--(BUSINESS WIRE)--May 11, 2006--Continucare Corporation
(AMEX:CNU) today reported financial results for its third quarter of fiscal 2006 and the nine-months ended March 31, 2006. Financial highlights for the fiscal quarter included:

    -- Total revenues of $37.5 million, a 26% increase from $29.8 million in the third quarter of fiscal 2005;

    -- Income from operations of $2.1 million, a 27% increase from $1.7 million for the same period last year;

    -- Income before income taxes of $2.2 million, a 48% increase from $1.5 million in the third quarter of fiscal 2005; and

    -- Net income of $1.3 million, or $0.03 per diluted share, compared to net income of $1.5 million, or $0.03 per diluted share a year ago.

    Nine-Month Results

    For the nine-months ended March 31, 2006, total revenue increased 16% to $96.8 million compared to $83.1 million in the same period one year ago. Income from operations during the nine-month period increased 24% to $6.6 million compared to $5.4 million for the same period one year ago. Income before income taxes during the nine-month period ended March 31, 2006 increased 45% to $6.8 million compared to $4.7 million in the year-ago period. Net income for the nine-month period was $4.2 million, or $0.08 per diluted share, compared to $4.7 million, or $0.09 per diluted share.

    Adjusted Results

    The nine-months ended March 31, 2005 included in revenue and income from operations a $1.1 million one-time distribution from one of Continucare's HMO affiliates relating to Medicare Advantage funding, and also included in income from operations a $0.5 million gain on the extinguishment of debt. Without giving effect to these items, revenue for the nine-months ended March 31, 2005 was $81.9 million, and income from operations was $3.7 million. Also, as required by accounting guidance relating to stock options that became effective for the first quarter of fiscal 2006, Continucare's results for the third quarter of fiscal 2006 and the nine-months ended March 31, 2006 included $0.3 million and $0.9 million, respectively, of compensation expense related to stock options resulting from adoption of this accounting guidance. Without giving effect to the adoption of this new accounting guidance, income from operations was $2.4 million and $7.6 million for the third quarter of fiscal 2006 and the nine-months ended March 31, 2006, respectively. Excluding the effect of these items, revenue for the nine-months ended March 31, 2006 increased approximately 18% compared to the same period of fiscal 2005, and income from operations for the third quarter of fiscal 2006 and the nine-months ended March 31, 2006 increased approximately 47% and 104%, respectively, compared to the same period a year ago.
    In addition, the results for the third quarter of fiscal 2006 and the nine-month period ended March 31, 2006 included a provision for income taxes of $0.8 million and $2.6 million, respectively. The fiscal 2005 periods did not reflect a provision for income tax expense because, in fiscal 2005, Continucare reduced its valuation allowance for deferred tax assets to offset income tax liabilities generated from operations. As previously announced, Continucare eliminated its valuation allowance for its deferred tax assets during the fourth quarter of fiscal 2005.

    Balance Sheet

    Continucare's cash and cash equivalents were $8.8 million at March 31, 2006 compared to $5.8 million at June 30, 2005 while working capital increased to $14.7 million at quarter-end from $6.9 million at June 30, 2005 and total liabilities were reduced to $2.6 million at March 31, 2006 from $3.8 million at June 30, 2005. The long-term portion of debt at March 31, 2006 was $52,000. Shareholders' equity increased to $35.5 million at March 31, 2006 from $30.3 million at June 30, 2005.
    "We are proud to have turned in another outstanding quarter which reflected significant growth in revenues, meaningfully improved profit, and a solid cash position," said Richard C. Pfenniger, Jr. Continucare's Chairman and Chief Executive Officer. "We have worked hard to make our business more competitive in the marketplace and our third quarter results demonstrate our success. Moving forward we will continue to actively seek opportunities for growth by leveraging our infrastructure to serve more patients, expanding our network of IPAs and complementing our organic efforts with acquisitions."

    About Continucare Corporation

    Continucare provides primary care physician services on an outpatient basis through a network of medical facilities and independent physician affiliates (IPAs) in the State of Florida. The Company has 15 medical offices equipped with state-of-the-practice technology and staffed with experienced physicians and a comprehensive support staff. In addition, Continucare provides health practice management services to IPAs who practice primary care medicine in facilities similar to the Company's medical offices. Continucare assists these physicians with medical utilization and pharmacy management and specialist network development, freeing them to devote more time to patient care. Currently, through its network of medical facilities and IPAs, the Company provides health care services for approximately 26,000 patients. For more information please visit http://www.continucare.com.

    Except for historical matters contained herein, statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors and others are cautioned that forward-looking statements are subject to risks and uncertainties that may affect our business and prospects and cause our actual results to differ materially from those set forth in the forward-looking statements. These factors include, without limitation, the risk that the current trend in revenue or income growth may not continue or may be less than anticipated, risks and uncertainties relating to our ability to implement our growth strategy and to manage future growth, including our ability to achieve expected levels of patient volumes and control the costs of providing services, risks relating to pricing and other pressures exerted on us by managed care organizations, the risk that the impact of the Medicare Prescription Drug, Improvement and Modernization Act of 2003 and the Medicare Risk Adjustment on payments we receive for our managed care operations may not continue to be positive for us, the risk that future legislation, changes in governmental regulations, including possible changes in Medicare programs, could adversely impact our operations or reduce reimbursements to health care providers and insurers, risks and uncertainties relating to our current dependence on two HMOs for substantially all of our revenues, including our ability to work together effectively with our HMO affiliates, uncertainties relating to technological and pharmaceutical improvements that increase the cost of providing, or reduce the demand for, health care, and general economic conditions and uncertainties generally associated with the health care business. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from our forward-looking statements are included in our annual report on Form 10-K for the fiscal year ended June 30, 2005 and other filings with the SEC. We undertake no obligation to update or revise these forward-looking statements to reflect events or circumstances after the date hereof except as required by law.

                        CONTINUCARE CORPORATION

        CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

                                                  Three-Months Ended
                                                      March 31,
                                              ------------------------
                                                 2006         2005
                                              -----------  -----------
Revenue:
 Medical services revenue, net               $37,460,690  $29,608,640
 Management fee revenue and other income          64,114      166,801
                                              -----------  -----------
     Total revenue                            37,524,804   29,775,441
Operating expenses:
 Medical services:
   Medical claims                             28,086,314   21,976,703
   Other direct costs                          3,497,134    3,019,984
                                              -----------  -----------
     Total medical services                   31,583,448   24,996,687
                                              -----------  -----------
 Administrative payroll and employee benefits  1,815,775    1,312,965
 General and administrative                    2,028,805    1,810,418
                                              -----------  -----------
     Total operating expenses                 35,428,028   28,120,070
                                              -----------  -----------
Income from operations                         2,096,776    1,655,371
Other income (expense):
 Interest income                                  86,398       40,223
 Interest expense                                 (2,779)    (224,139)
                                              -----------  -----------
Income before income tax provision             2,180,395    1,471,455
Income tax provision                             847,630            -
                                              -----------  -----------

Net income                                   $ 1,332,765  $ 1,471,455
                                              ===========  ===========

Net income per common share:
 Basic                                       $       .03  $       .03
                                              ===========  ===========
 Diluted                                     $       .03  $       .03
                                              ===========  ===========

Weighted average common shares outstanding:
 Basic                                        49,832,351   50,345,997
                                              ===========  ===========
 Diluted                                      51,046,373   52,373,915
                                              ===========  ===========


                        CONTINUCARE CORPORATION

        CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

                                                  Nine-Months Ended
                                                      March 31,
                                              ------------------------
                                                  2006         2005
                                              -----------  -----------
Revenue:
 Medical services revenue, net               $96,436,949  $82,329,781
 Management fee revenue and other income         341,710      767,459
                                              -----------  -----------
     Total revenue                            96,778,659   83,097,240
Operating expenses:
 Medical services:
   Medical claims                             69,640,075   59,593,218
   Other direct costs                          9,764,311    9,717,310
                                              -----------  -----------
     Total medical services                   79,404,386   69,310,528
                                              -----------  -----------
 Administrative payroll and employee benefits  4,993,661    3,780,809
 General and administrative                    5,746,754    5,148,457
 Gain on extinguishment of debt                        -     (500,000)
                                              -----------  -----------
     Total operating expenses                 90,144,801   77,739,794
                                              -----------  -----------
Income from operations                         6,633,858    5,357,446
Other income (expense):
 Interest income                                 209,229       61,534
 Interest expense                                (10,580)    (700,099)
                                              -----------  -----------
Income before income tax provision             6,832,507    4,718,881
Income tax provision                           2,603,141            -
                                              -----------  -----------

Net income                                   $ 4,229,366  $ 4,718,881
                                              ===========  ===========

Net income per common share:
 Basic                                       $       .08  $       .09
                                              ===========  ===========
 Diluted                                     $       .08  $       .09
                                              ===========  ===========

Weighted average common shares outstanding:
 Basic                                        49,820,024   50,319,126
                                              ===========  ===========
 Diluted                                      51,143,705   51,982,091
                                              ===========  ===========


                        CONTINUCARE CORPORATION

           CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

                  ASSETS                      March 31,     June 30,
                                                2006          2005
                                            ------------ -------------

Current assets:
 Cash and cash equivalents                 $  8,802,949  $  5,780,544
 Other receivables, net                         200,761       144,973
 Due from HMOs, net of a liability for
  incurred but not reported medical claims
  expense of approximately $13,700,000 and
  $11,700,000 at March 31, 2006 and
  June 30, 2005, respectively                 6,868,227     3,485,530
 Prepaid expenses and other current assets      797,558       719,577
 Deferred tax assets, net                       585,571       585,571
                                            ------------  ------------
     Total current assets                    17,255,066    10,716,195
Certificates of deposit, restricted             548,373       530,350
Equipment, furniture and leasehold
 improvements, net                              755,070       670,665
Goodwill, net of accumulated amortization
 of approximately $7,608,000                 14,342,510    14,342,510
Managed care contracts, net of accumulated
 amortization of approximately $2,687,000
 and $2,422,000 at March 31, 2006 and
 June 30, 2005, respectively                    825,436     1,090,046
Deferred tax assets, net                      4,214,135     6,721,353
Other assets, net                               151,358        66,816
                                            ------------  ------------
     Total assets                          $ 38,091,948  $ 34,137,935
                                            ============  ============
   LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
 Accounts payable                          $    432,156  $    660,139
 Accrued expenses and other current
  liabilities                                 2,037,561     2,489,439
 Note payable                                         -       520,000
 Income taxes payable                            87,286       131,363
                                            ------------  ------------
     Total current liabilities                2,557,003     3,800,941
Capital lease obligations, less current
 portion                                         52,043        38,361
                                            ------------  ------------
     Total liabilities                        2,609,046     3,839,302
Commitments and contingencies
Shareholders' equity:
 Common stock, $0.0001 par value:
  100,000,000 shares authorized; 50,130,812
  shares issued and outstanding at
  March 31, 2006 and 52,591,895 shares
  issued and 49,595,702 shares outstanding
  at June 30, 2005                                5,013         4,960
 Additional paid-in capital                  63,454,217    67,924,068
 Accumulated deficit                        (27,976,328)  (32,205,694)
 Treasury stock, 2,996,193 shares at
  June 30, 2005                                       -    (5,424,701)
                                            ------------  ------------
   Total shareholders' equity                35,482,902    30,298,633
                                            ------------  ------------
   Total liabilities and shareholders'
    equity                                 $ 38,091,948  $ 34,137,935
                                            ============  ============


                        CONTINUCARE CORPORATION

      CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

                                                  Nine-Months Ended
                                                      March 31,
                                               -----------------------
                                                   2006        2005
                                               ----------- -----------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                                    $4,229,366  $4,718,881
 Adjustments to reconcile net income to net
  cash provided by operating activities:
   Depreciation and amortization, including
    amortization of deferred financing costs      518,897   1,101,481
   Provision for bad debts                        159,518           -
   Stock-based compensation expense               959,140     261,627
   Deferred tax expense                         2,507,218           -
   Gain on extinguishment of debt                       -    (500,000)
 Changes in operating assets and liabilities,
  excluding the effect of disposals:
   Other receivables                             (215,306)    199,710
   Due from HMOs, net                          (3,382,697)    306,554
   Prepaid expenses and other current assets      (77,981)     65,091
   Other assets                                    (4,206)     33,178
   Accounts payable                              (227,983)     25,848
   Accrued expenses and other current
    liabilities                                  (313,913)    727,905
   Income taxes payable                           (44,077)          -
                                               ----------- -----------
Net cash provided by continuing operations      4,107,976   6,940,275
Net cash used in discontinued operations          (32,512)    (89,454)
                                               ----------- -----------
Net cash provided by operating activities       4,075,464   6,850,821

CASH FLOWS FROM INVESTING ACTIVITIES
 Purchase of certificates of deposit              (18,023)   (398,835)
 Purchase of equipment and furniture             (229,587)   (406,578)
 Other assets                                     (80,336)          -
                                               ----------- -----------
Net cash used in investing activities            (327,946)   (805,413)

CASH FLOWS FROM FINANCING ACTIVITIES
 Proceeds from note payable                             -   1,040,000
 Payments on note payable                        (520,000)   (259,051)
 Payment of fees related to private placement
  transaction                                           -     (98,244)
 Payments on related party notes                        -      (4,358)
 Principal repayments under capital lease
  obligations                                     (98,697)    (56,470)
 Proceeds from exercise of stock options          589,718      91,700
 Repurchase and retirement of common stock       (696,134)   (346,410)
                                               ----------- -----------
Net cash (used in) provided by financing
 activities                                      (725,113)    367,167
                                               ----------- -----------

Net increase in cash and cash equivalents       3,022,405   6,412,575
Cash and cash equivalents at beginning of
 period                                         5,780,544     720,360
                                               ----------- -----------
Cash and cash equivalents at end of period     $8,802,949  $7,132,935
                                               =========== ===========


    CONTACT: Continucare Corporation, Miami
             Fernando L. Fernandez, 305-500-2105